As filed with the Securities and Exchange Commission on November 19, 2009
Registration No. 333-163063

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROSETTA GENOMICS LTD.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)

Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Rosetta Genomics Ltd.
10 Plaut Street, Science Park
Rehovot 76706 POB 4059
Israel
+972-73-222-0700
(Address and telephone number of registrant’s principal executive offices)

With a copy to:
Rosetta Genomics Inc. 3711 Market Street, Suite 740 Philadelphia, Pennsylvania 19104 Attn: President (215) 382-9000	Brian P. Keane, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts, 02111 (617) 542-6000
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Ordinary Shares, par value NIS 0.01 per share	(5)	(5)
Debt Securities	(5)	(5)
Warrants	(5)	(5)
Units	(5)	(5)
Total	$75,000,000	$4,185(6)
__________
(1)
There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate number of debt securities, such indeterminate number of warrants to purchase ordinary shares or debt securities, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $75,000,000. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of ordinary shares and principal amounts of debt securities, as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3)
The proposed maximum aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5)	Not required to be included in accordance with General Instruction II.C of Form F-3.

(6)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

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Explanatory Note

The sole purpose of this Amendment No. 1 to the registration statement on Form F-3 is to amend the exhibit index and to file Exhibits 5.1 and 23.2 to the registration statement.  No other changes have been made to the registration statement.  Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note and Part II of the registration statement.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

An Israeli company may indemnify an office holder in respect of certain liabilities either in advance of an event or following an event provided a provision authorizing such indemnification is contained in its articles of association. Our articles of association contain such an authorization. An undertaking provided in advance by an Israeli company to indemnify an office holder with respect to a financial liability imposed on or incurred by him or her in favor of another person pursuant to a judgment, settlement or arbitrator’s award approved by a court must be limited to events which in the opinion of the board of directors can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria. In addition, a company may indemnify an office holder against the following liabilities incurred for acts performed as an office holder:

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) either (A) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, (B) if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for a crime that does not require proof of criminal intent.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder:

•	a breach of duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of duty of care to the company or to a third party; and

•	a financial liability imposed on the office holder in favor of a third party.

An Israeli company may not indemnify or insure an office holder against any of the following:

•	a breach of duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine levied against the office holder.

Under the Israeli Companies Law, 5759-1999, or the Companies Law, exculpation, indemnification and insurance of office holders must be approved by our audit committee and our board of directors and, in respect of our directors, by our shareholders.

Our articles of association allow us to indemnify and insure our office holders to the fullest extent permitted by the Companies Law. Our office holders are currently covered by a directors and officers’ liability insurance policy. As of the date of this offering, no claims for directors and officers’ liability insurance have been filed under this policy and we are not aware of any pending or threatened litigation or proceeding involving any of our directors or officers in which indemnification is sought.

We have entered into agreements with each of our directors and certain executive officers undertaking to indemnify them to the fullest extent permitted by law, including with respect to liabilities resulting from this offering. This indemnification will be limited to events determined as foreseeable by the board of directors based on the company’s activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

Item 9.  Exhibits

Exhibit Number		Description of Document
1.1
Form of Underwriting Agreement (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.1		Form of Share Certificate for Ordinary Shares (Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-137095) and incorporated herein by reference).

4.2	†	Form of Senior Indenture.

4.3	†	Form of Subordinated Indenture.

4.4
Form of Senior Note (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.5
Form of Subordinated Note (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.6
Form of Warrant (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

4.7
Form of Unit Agreement (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference).

5.1	*	Opinion of Yigal Arnon & Co.

23.1	†	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

23.2	*	Consent of Yigal Arnon & Co. (included in Exhibit 5.1 to this registration statement on Form F-3).

24.1	†	Power of Attorney (included on signature page).

25.1
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939).

25.2
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture (to be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939).

_____________
*           Filed herewith.
†           Previously filed.

Item 10.  Undertakings

(a)        The undersigned Registrant hereby undertakes:

1.          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         If the registrant is relying on Rule 430B:

(A)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)        That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)         To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Rehovot, State of Israel on November 19, 2009.

ROSETTA GENOMICS LTD.

By:	/s/ Kenneth A. Berlin
Kenneth A. Berlin, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by each of the following  persons in the capacities indicated and on November 19, 2009:

Signature	Title(s)

/s/ Kenneth A. Berlin	Chief Executive Officer and President
Kenneth A. Berlin	(principal executive officer)

/s/ Limor Zur-Stoller	Vice President Finance
Limor Zur-Stoller	(principal financial and accounting officer)

*	Chairman of the Board
Yoav Chelouche

*	Director
Isaac Bentwich, M.D.

*	Director
Gerald Dogon

*	Director
Prof. Moshe Many, M.D.

*	Director
Joshua Rosensweig

*	Director
Simcha Sadan, Ph.D.

*	Director
Tali Yaron-Eldar

*By:	/s/ Tami Fishman Jutkowitz
Tami Fishman Jutkowitz
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Rosetta Genomics Inc., the duly authorized representative in the United States of Rosetta Genomics Ltd., has signed this Amendment No. 1 to this registration statement on November 19, 2009.

ROSETTA GENOMICS INC.

By:	/s/ Kenneth A. Berlin
Kenneth A. Berlin, Chief Executive Officer and President